Exhibit 8.1

[Letterhead of Debevoise & Plimpton LLP]

February 18, 2009

Westpac Banking Corporation

Westpac Place
275 Kent Street
Sydney, New South Wales 2000
Australia

Westpac Banking Corporation
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States tax counsel to Westpac Banking Corporation (the “Bank”), a corporation incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia and registered in New South Wales, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Bank of a Registration Statement on Form F-3 (the “Registration Statement”), including a prospectus as filed with the Commission pursuant to Rule 424(b)(3) of the Act (the “Prospectus”), relating to the offer and sale by the Bank from time to time of (i) senior debt securities of the Bank (the “Senior Debt Securities”) to be issued pursuant to an Indenture (the “Base Senior Indenture”), dated as of July 1, 1999, between the Bank and The Bank of New York Mellon, as successor to the Chase Manhattan Bank, as trustee (the “Senior Trustee”), as amended by the First Supplemental Indenture to be entered into by the Bank and the Senior Trustee (together with the Base Senior Indenture, the “Senior Indenture”) and (ii) subordinated debt securities of the Bank (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an Amended and Restated Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) dated as of May 15, 2003, between the Bank and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, as trustee.

In rendering this opinion, (i) we have examined the Registration Statement, the Prospectus and the Indentures (all of the foregoing, the “Transaction Documents”) and such other agreements, instruments, documents and records of the Bank as we have deemed necessary or appropriate for the purposes of this opinion and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents; the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies; the legal capacity of all natural persons executing documents; and the due authorization, execution, delivery and enforceability of the Transaction Documents, (b) the performance of all covenants and other undertakings by all parties to, and the consummation of all transactions contemplated by, the Transaction Documents, in accordance with their terms, that none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, the valid existence and good standing of all parties to the Transaction Documents and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents and (c) the accuracy of all statements regarding factual matters, representations and warranties contained in the Transaction Documents and the statements made in the certificates of public officials, officers and representatives of the Bank and others delivered to us.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Prospectus, the statements of law and legal conclusions under the heading “Taxation — United States Taxation” in the Prospectus represent our opinion.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations (including proposed U.S. Treasury regulations) promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.  Our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond such matters.  Our opinion is rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect our opinion.  We note that a prospectus supplement and term sheet may include additional federal income tax considerations relating to the particular Debt Securities covered thereby.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Debevoise & Plimpton LLP